August 16, 2010

To Our Shareholders:

Yes, the “Good News” is we are emerging from the worst recession in living memory. Circumstances are better in the Rochester Region than the Nation as a whole. This is because Rochester has shown itself to be a well diversified economy which over many decades has insulated the region in large part from the “boom and bust” nature of financial cycles which manifest themselves elsewhere in the country in a more extreme form with dire consequences.

We now have four quarters of positive real GDP growth settling in at about 3% to 3.5% for this year with a prediction that the economy will likely grow in a 3.5% to 4.2% range next year. The Composite Indexes, seasonally adjusted, are at an all-time high led by the Leading Indicators at 109.3 (Apr) (a fair predictor of both down turns and recoveries) and the Purchasing Managers’ index at 59.7 (May). Interest rates are continuing at their low levels as the Fed shows its commitment to holding rates stable as further insurance that the recovery will continue and not “stumble,” especially since the prospects for inflation are deemed to be low. Locally, the number of house sales is up 45% year-over-year as is the median price up 6.9% (now $124,650).  Nationally, the number is up 22% and the median price is about even at +4%. Unemployment has improved locally at 7.3% from a peak of 8.8% in January ‘09 and nationally rests at 9.3% from a peak of 10.1% in October of ‘09.

It is a truism that “banking is generally a reflection of the economy and markets the banks serve.”  This correlation has been reflected in our performance and growth over the last decade where the size of the Company has tripled and the earnings per share quadrupled for the period.  And so it is that we are pleased to report for the first half of 2010 earnings of $18.53 per share, which is $4.97 (36.7%) more than $13.56 per share for the same period last year and $2.29 (14.1%) ahead of our “Plan at the Half.” This strong performance is about one month of earnings ahead (7 months of dollars in just 6 months) representing acceleration in time of some revenues which was driven by above budget returns from mortgage banking ($531M ahead) and deposit services charges ($289M ahead).  Especially gratifying was an improvement in our Net Interest Income of $3.8 million or 14.5% from the same period last year, in the face of a generally falling interest rate environment as yields on loans re-priced slower or in some cases ran into agreed upon “floors” set in the loan contract from the beginning. The roll-off in asset yields of -26 basis points was outdistanced more than twofold or -62 basis points by our ability to lower our cost of funds and still achieve a better than budget $90 million (6.7%) deposit growth over the past 12 months!  Interestingly enough, our good mortgage performance was off last year’s “celestial” performance by $1.14 million but was entirely offset by an increase in deposit service revenues of $1.16 million, mostly due to the introduction of a new service, the Courtesy Overdraft Privilege, which automatically covers withdrawals up to a set amount.  This program commenced in October of last year, and is extended to those customers who demonstrate they can prudently manage their checking account transactions.

It is an axiom of banking that asset growth must be carefully balanced with the growth of common equity which is derived from earnings retained (RE) in the Company after the payment of dividends and taxes.  The objective here is to maintain the capital ratio (equity/assets) within an optimum range which for us is currently between 7.0% and 7.5%.  This is enough to provide a cushion against inevitable loan losses accompanying downturns in the economy, but not too much as might restrict the growth of loan assets.  That is the availability of credit to fuel commerce which, of course, underwrites that very economy.  The math point here is the capital ratio can be increased EITHER by (1) INCREASING earnings (profits-usually the first option) or (2) DECREASING the assets (loans outstanding-the distant second/least attractive option) by shrinking the size of the bank.

Typically, about one third of our earnings are retained to support the growth for the next cycle.  For every dollar of asset/loan growth, there is a limit of how fast the retained earnings can increase our equity capital from the returns on the growth of our loan and investment portfolios and other non-interest fee revenue.  The object is to grow the dollar equity to match the growth of our Total Footings so the capital ratio is maintained within that optimal range.  This is especially challenging with the increased cost/drag on creating enterprise value caused by ineffective regulation which adds no value, strategic or otherwise. In recent years, we have experienced double-digit growth in all of our Lines of Business, which at some point needs to moderate some in order to allow the supply of retained earnings, and every aspect of our enterprise for that matter, to adjust and assimilate that growth so as to maintain a balanced approach to the next cycle.

Fortunately for us, the inevitability of economic cycles presents an opportunity to adjust the components of this ratio in order to maintain this critical balance in our enterprise by growing more quickly in some years and less so in others as a matter of design.  And so it is over our first two Quarters with asset growth up a nicely measured 6.2% year-over-year as per plan this year.  We expected a slackening of loan demand; our customers, rightly so, struck a more conservative posture faced with the contraction of business demand.  Balanced with this is the increase of deposits liabilities at 6.7%.  Our liquidity remains strong with our excess funds invested in Fed Funds (overnight funds sold to other banks) in the range of over $80 million, a comfortable place for us to be at this phase of the economic cycle.

By way of perspective, it is good to consider some figures over the two-year span to recognize the unusual period we have just come through:

      Growth over 2 years (not annualized):

         1 Year

    2 Years

Assets

6.2%

      22.4%

Deposits

6.7%

      29.0%

   Consumer

8.2%

      35.6%*

Earnings

          36.7%**                 29.5%

*This phenomenal growth is certainly nearly triple what anyone would reasonably expect to be sustainable but is evidence of the unprecedented times in which we live even as we are grateful for the confidence in our bank which it implies.

**Again, a phenomenal figure for 12 months, indeed, over three times what would be reasonably expected for a year closing June 30, which will attenuate certainly for this year closing December 31.

The brisk start for earnings for the first six months is expected to settle back over the remaining months of the year and as we continue to maintain the pace of loan loss provisioning at a heightened rate (yet affordable) which is fitting for this final phase of the recession.  Nonetheless, Asset Quality remains good given the current state of our local economy even as there is some increase in past dues and non-performing loans.  In this regard we have, thus far, fared better than peers of our type and size.  We have increased the Loan Loss Reserve by $1.2 million over the last 12 months.  But this was about 1/3 of the increase required for the prior 12 month period (2 years ago) at $3.4 million.  Realistically speaking, we continue to expect some future losses to continue as a few of our customers who have hung on for 12-18 months, but cannot for 24-30 months, finally “drop off the line,” so to speak.

We have just completed a routine comprehensive examination by OCC of the entire bank and passed with flying colors with no portfolio loan downgrades or disagreements with the examiners regarding our loan ratings. Special emphasis this year was on commercial real estate which has been heralded so much in the press as an area of concern, but not for CNB in this market.  Recently, we have been cited in the U.S. Banker magazine as being ranked 19th of the top 200 Community Banks in the Country based on our three-year average of Return on Equity of 14.58%.  This places us as the “best in class” in our region for sustained financial performance and in the top one quarter of one percent of all banks in the country.  This because we have maintained our focus through the period of the Crisis on our: 1) Mission (growth of the community); 2) Optimize (not maximize) earnings and benefits for our constituents: shareholders, clients/customers, colleagues and community; and 3) Invest our Bond Portfolio for the primary purpose of Liquidity (safety) and thereafter for sustained, balanced returns, specifically not for speculative gains through proprietary trading (a la Wall Street).

We are pleased, therefore, to have declared a dividend of $5.70 per share paid on August 2, 2010, which represents a 12.9% increase over the dividend for the same period last year.  This brings the total dividend for the year of 2010 to $10.85 per share or a 9.6% increase over 2009.  The value of the shareholder’s book (BV) at the end of the first half is $251.95 up 13.1% from last year.  The equity capital ratio stands at 7.34% very comfortably within our proposed range.

The price of CNC stock at the last auction averaged $353.77 per share compared to $323.73 at this time last year, up 9.3%.

Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010:

It was Ben Franklin, great community banker he was, who brought us the wisdom of compound interest and who also said: “…in this world nothing can be said to be certain, except death and taxes.”  I would add to that the inevitability of financial cycles and the unintended consequences of governmental interventions, to wit, Congress’s recent elephantine opus intended to reform the financial system in the wake of the 2007-2009 Crisis.  President Obama signed this monstrous bill in to law July 21, 2010, hailing it as the most comprehensive rework of the financial system since the Great Depression 75 years ago.

The Crisis was created in an environment dominantly financial, but hyped also with agendas both political and social, in which some form of legislation was certain to be enacted.  The wide array of theories about what caused the crisis gave rise to a wide array of responses -- new mortgage rules, a new consumer protection agency, a procedure for shutting down failed non-bank financial institutions, changed bank-capital rules, restrictions on banks' investment powers, rules for derivative transactions, regulation of the rating agencies, strengthening of the SEC, and adjustments to the competitive environment by commercial competitors and other players with an “ax to grind,” who had nothing whatsoever to do with the Crisis or its causes or solutions.

Yes, There is Silly Stuff, of Course:

Here are some examples of items added by Members which probably could not have passed on their own: the Dodd-Frank Act gives the Federal Reserve Board the authority to set certain debit card and interchange fees -- and essentially requires them to be set low -- reflecting the outcome of a long-standing feud between merchants and the banking industry, simply a thinly veiled but successful attempt to cost shift expenses from the "big-box retailers" to someone else.  Because this will limit existing revenues from this growing segment of the payment system, it is a direct assault upon profits, retained earnings and the capacity to restore the cushion of capital which is the ultimate reserve against the inevitable loan losses of all of “Society” which is the (seldom acknowledged) role of the banking business to absorb, especially evident at the end of every economic downturn.

And then there is a requirement for each bank to ask each business customer their status be it woman owned, minority owned, or small business, with this data to be sent to the consumer protection agency each year; this is a proposal to amend Regulation B (equal credit opportunity) that the Federal Reserve has regularly rejected but which the chairman of both the House and Senate banking committees saw as a chance to impose their will through this emergency legislation, and they took it!

The new consumer protection agency will have the authority to require lenders to disclose anything that might help consumers comprehend "the costs, benefits, and risks associated with the product or service, in light of the facts and circumstances."  Surely this is overly broad and should have been limited to identified abuses.

And finally, the regulators will really love this, the law creates an Office of Minority and Women Inclusion within the office of each financial regulator to develop standards for equal employment opportunity and diversity of each agency's workforce and senior management AND develop standards for assessing the diversity policies and practices of the banks the agencies regulate.  You can now see the mischief which occurs when an emergency requires direct action but by necessity opens "Pandora's Box," an opportunity to push one's personal social or political agenda.  This creates an overhead expense for 99% of the enterprises who were victims of the

Crisis caused by 1% of the businesses who now are out of business or no more.  Simply stated, it is very unproductive for everyone involved.

But Good Stuff, Too:

But what about the "good stuff" in the bill which is intended to address the financial system failures and their causes and provide new tools to manage better and resolve the inevitable crises of the future? To understand this better, let us look at the history and circumstances that bought us to the “edge” of financial chaos.

After the Great Depression, we put in place the strongest protections over the financial system that help lay the foundation for decades of investment, innovation and growth on a scale such as the world had never seen for so long a period of time.  But as things evolve over time, given the inertia of human nature for some to keep innovating and changing and the other half to keep doing the same and not changing, the original framework in place just didn't adapt.  The government regulators allowed an entirely independent, parallel industry of people in the businesses of finance, such as, mortgage brokers, pay-day lenders, large investment banks and large insurance companies, to operate outside those basic constraints. These businesses were allowed to operate free from the basic protections the system needs to function smoothly to make sure financial support is provided reliably for businesses and consumers.  This must be in place so companies, families or the community at large can be successful.  In other words, a system which supports commerce, which begets the greater economy, ultimately begets the tax base (income and property) which funds all governmental enterprises local, state, or national.   Commerce, of course, is the mechanism which creates the opportunity for jobs and to grow the greater community, providing us all with a place to work, live, and play, raise our families, prepare for retirement, and ultimately transform dreams into reality for the private as well as public good.

And this brought us to the edge of financial collapse because we had developed a huge parallel financial system, operating with enormous leverage (borrowings), taking huge amounts of risk and frankly taking advantage of large parts of the economy.  Add to that the unrestricted access to wholesale funding through securities markets, the introduction of new untested (by market exchanges) complex financial instruments, in the face of a worldwide demand for investments promising marginally better returns, and “We the World” were off to the races, driven by a culture which threw caution to the winds with little regard for future public consequences that might result from such self-indulgent private actions.  Thus, the sustainability of venerable firms fell victim of those bent on capturing value in the here and now.

What this legislation does is establish a new set of rules of the game applied evenly and fairly across all those enterprises engaging in any form of financial activity.  It also provides a simple set of protections for all consumers of those businesses.  It can and likely will set much more conservative limits on capital, leverage, and risk taking of the enterprise itself.  For example, if the activities of large firms like A.I.G., Lehman Brothers or Bear Stearns ever again present risks which threaten the financial system, as each did, then before such activity brings us or them to the “edge,” this law gives the government the tools to dismember them or restructure them safely without the rest of the economy bearing the cost of resolving the situation.  Thus, the goal has been achieved to regulate the “activity” not just the charter, thereby bringing within the “tent” of bank regulation the non-bank vendors.  The Act sets new higher and more exacting standards to protect the ordinary consumer from foolish mistakes, abuse, and fraud at the hand of an irresponsible vendor or charlatan.  Yes, fewer people will qualify for credit as a result of a failure to meet the underwriting standards, which now must be documented (virtually “certifying”) to establish the borrowers’ ability to meet their payments, now a precondition which must be met in order to close upon the mortgage as a matter of law.  The law places limitations on all financial institutions (both traditional and newly covered) on the capital structure, conduct of the business and leverage applied (borrowing), too.  A Council of Supervisors, chaired by the Secretary of the Treasury, will have the power to identify and rein in activity which poses a threat to the financial system and to cause its restructuring or resolution should that be deemed necessary.  We cannot prevent, nor is it possible to prevent all future crises; but hereafter, we will have a better chance to limit the damage to the system by the use of new tools provided for in this Act.

Community Banking, an Enduring Business Model:

It is our profits, retained earnings, and ultimately our capacity to restore, refresh and grow our common equity by our retained earnings with sustained diverse revenues that are the key to our long- term sustainability and in keeping with our long-term commitment and Mission to grow the community indefinitely.  This is contrary to the more usual practice observed in the industry over the last three decades which was to sell out or merge and thereby join in the continued consolidation of our industry.  We have the resources and have dedicated ourselves to the “road less travelled,” to stay the course in pursuit of our Mission indefinitely.  We will do this through collaboration of customers/clients, staff/colleagues/shareholders/committed owners dedicated to the cause, and the community at large to provide comprehensive financial services (for “fun and profit”) to individuals, be they growing families or businesses.

We will do this first by taking an interest in our client and then conveying that interest by action or deed, by listening to their story, and asking questions.  We will let the client talk, to tell us what their needs or challenges are; after all we learn more by listening than by talking.  Once we gain an understanding of what is on their mind, we can know our customer’s commitments and concerns.  Only then can we know their needs and wants, allowing us to construct a set of solutions applying our products and services.  We can explain these to them using their own words to enhance their understanding and through a process of offering education and advice to solve their problem.  By this approach, we will enhance their situation, thereby building upon the relationship and ultimately leading to their peace of mind based on trust.  Human matters trump business affairs; relationships trump transactions!

As we look to the future, our prospects are bright because our credit quality remains good and our earnings strong.  Our local economy is historically highly diversified and has been designated by the financial press as being in the top 20 most resilient economies in the country referring to its recovery potential.  We know by history that the government intervention to re-regulate is at best a “static” exercise, representing a design addressing that which is really just a “snapshot” of the moment in time.  True, the regulations will take years to write, so some matters will remain open and uncertain, but my review of the Conferees’ Reports reveals for the most part that we will be free to continue our business in the manner of our choosing.  This is, of course, always the first concern conjured by the early drafts of such broad legislation which had yet to be curtailed by an astonishing 400 amendments, and which generally eliminate most of the insanity which accompanies the opening "blast" of such legacy legislation.

This by no means minimizes the work and expense burden of complying with the myriad of new details which spring from this legislation.  Regulations and their implementation and the cost of compliance will be significant.  We have an imaginative staff, and I expect we will be able to legitimately work around any substantive road blocks which interfere with our ability to add value to the customer relationship.  This I am sure we can manage since for the most part these new requirements merely codified good business practices which we already employ.  We lament that we have to bear the expense of something that carries no strategic value, but that is just the nature of the business we are in.  There is no exemption unfortunately from having to bear the expense of the onslaught of this intervention, because by all rights we should “get a pass” as a demonstrably well run organization for which best business practices, integrity, fairness in fact and good taste have always been our guides to success.  Almost before the ink has dried, our “dynamic” approach to this business has always allowed us to move forward, innovate and respond flexibly in the service of our client customers despite the increase in regulatory burden cycle after cycle.

Meanwhile, I am happy to report we have started construction of our second office in Webster located at the intersection of Ridge Road and Jackson, which we will call our "Jackson Ridge” office expecting a “soft opening” before the end of the year.  We have under development a second site in the Town of Greece.  We are on target with our business plan for Canandaigua National Trust Company of Florida in Sarasota.

Thanks go to our employees who continue through their dedication and passion to keep us on track as we meet the elements of our Mission which is to grow the Community through its households and businesses.

Very truly yours,

George W. Hamlin, IV

President & CEO